UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 23, 2003
Date of Report (Date of earliest event reported)

INVESTORS REAL ESTATE TRUST
(Exact name of Registrant as Specified in Charter)

North Dakota	0-14851	45-0311232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 South Main Street, Suite 100, Minot ND  58701
(Address of Principal Executive Offices, including Zip Code)

(701) 837-4738
(Registrant's telephone number, including area code)

      N/A
(Former name or former address, if changed since last report)

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                On July 23, 2003, the Board of Trustees of Investors Real Estate Trust (the "Company"), upon recommendation of the Audit Committee, terminated the engagement of Brady, Martz & Associates, P.C. ("Brady Martz") as the Company's independent public accountants effective immediately.  The Company anticipates that it will, in the future, retain Brady Martz from time to time for tax and other advising issues.  Also on July 23, 2003, the Board of Trustees, upon recommendation of the Audit Committee, engaged Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Company's independent public accountants for the fiscal year ending April 30, 2004, effective immediately.

                The reports of Brady Martz on the Company's Consolidated Financial Statements for each of the fiscal years ended April 30, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such financial statements qualified or modified as to uncertainty, audit scope or accounting principles.

                During the fiscal years ended April 30, 2003 and 2002, and through July 23, 2003, there were (i) no disagreements with Brady Martz on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure which, if not resolved, to the satisfaction of Brady Martz, would have caused Brady Martz to make reference to the subject matter in connection with its report on the Company's Consolidated Financial Statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

                During the fiscal years ended April 30, 2003 and 2002, and through July 23, 2003, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Consolidated Financial Statements, or any other matters or reportable events as set forth Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)           Exhibits.

                The following exhibit is filed a part of this Current Report on Form 8-K.

Item No.
Description

16.1	Letter from Brady, Martz & Associates, P.C. to the Securities and Exchange Commission dated July 23, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2003	INVESTORS REAL ESTATE TRUST By /S/ Thomas A. Wentz, Jr.____________ Thomas A. Wentz, Jr. Senior Vice President & General Counsel

   Exhibit Index

Item No.
Description

16.1	Letter from Brady, Martz & Associates, P.C. to the Securities and Exchange Commission dated July 23, 2003.